CODE OF ETHICS

I.           INTRODUCTION

Chicago Fundamental is a fiduciary and therefore must act in and serve the best interests of its clients.  Accordingly, the firm must adhere to the highest standard of care and diligence in conducting its business activities as is required by law, and must be particularly sensitive to situations in which the interests of its clients may be directly or indirectly in conflict with those of the firm or its Supervised Persons (as defined below).  “Supervised Persons” include (i) any person employed by CFIP, whether on a full-time or a part-time basis, as well as its members, officers and directors (or other persons occupying a similar status or performing a similar function); (ii) each person working on firm premises (such as a temporary employee, independent contractor or consultant), provided that, in general, long-term independent contractors are presumed to be Supervised Persons, while short term contractors are presumed not to be Supervised Persons; and (iii) to the extent the firm advises or sub-advises any entity registered under the Investment Company Act of 1940, as amended (the “1940 Act”), any “Access Person” (as defined in Rule 17j-1(a) promulgated under the 1940 Act), which includes any other person (whether or not an employee of the firm) who is subject to the firm’s supervision and control and who, in connection with his or her regular functions or duties, has access to non-public information regarding the purchase or sale of securities by CFIP on behalf of any of its clients and who makes, or who participates in or is involved in making, securities recommendations to the firm’s clients.  In general, each Supervised Person is subject to each provision of this Code of Ethics.  A Supervised Person may be granted an exception from certain provisions of this Code of Ethics on a case-by-case basis by Chicago Fundamental’s Chief Compliance Officer (the “Compliance Officer”) or an authorized designee of the Compliance Officer.

In recognition of its fiduciary duty to clients and its commitment to maintaining high ethical standards, Chicago Fundamental has adopted this Code of Ethics containing general standards of conduct and provisions designed to prevent improper personal trading, prohibit the improper use of material non-public information, establish parameters around outside activities and identify conflicts of interest and provide a means to resolve any actual or potential conflicts in favor of Chicago Fundamental’s clients.

This Code of Ethics has been adopted pursuant to, and is intended to comply with, Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and (as applicable) Rule 17j-1 promulgated under the 1940 Act.  Adherence to this Code of Ethics is required by the Advisers Act and is considered a basic responsibility of each Supervised Person and is a condition to a Supervised Person’s ongoing relationship with Chicago Fundamental.  If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who (together with the Compliance Officer’s designees) is charged with the administration of this Code of Ethics.

THE OBLIGATIONS SET FORTH IN THIS CODE OF ETHICS ARE TAKEN VERY SERIOUSLY.  THE FAILURE OF A SUPERVISED PERSON TO COMPLY WITH THE POLICIES AND PROCEDURES SET FORTH IN THIS CODE OF ETHICS MAY EXPOSE CHICAGO FUNDAMENTAL AND SUCH INDIVIDUAL TO SIGNIFICANT CONSEQUENCES, INCLUDING, BUT NOT LIMITED TO, TERMINATION OF EMPLOYMENT, POTENTIAL MONETARY SANCTIONS AND CRIMINAL AND CIVIL PENALTIES.

II.           STANDARDS OF BUSINESS CONDUCT

Chicago Fundamental expects all Supervised Persons to act at all times with integrity, competence, professionalism and in an ethical manner when dealing with clients, investors, prospective clients and investors, the public, third party service providers and their fellow colleagues and to at all times conduct their own personal affairs prudently and ethically.  Supervised Persons must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, trading, promoting Chicago Fundamental’s services, and engaging in other professional activities.

High ethical standards of business conduct are required of all Supervised Persons and are essential for the success of Chicago Fundamental and to maintain the confidence of clients and investors in investment funds managed by the firm.  The firm’s long-term business interests are best served by adherence to the principle that the interests of clients come first.  Chicago Fundamental expects all Supervised Persons to adhere to the highest standards with respect to any potential conflicts of interest with clients.  All Supervised Persons must put the interests of the firm’s clients before their own personal interests and must act honestly and fairly in all respects in dealings with clients.  All Supervised Persons must also comply with all applicable federal securities laws.

Supervised Persons are encouraged to discuss any matter or concern in respect of the policies and procedures in this Code of Ethics with the Compliance Officer.  In particular, Chicago Fundamental urges Supervised Persons to contact the Compliance Officer about any actual or suspected violation of this Code of Ethics or in any situation where you are unsure about its application.  No Supervised Person that discusses any such matter with the Compliance Officer will be subject to retaliatory action or penalty and the status of such Supervised Person will not be jeopardized by the mere communication of such matters to the Compliance Officer or other senior management personnel.  Any actual or perceived retaliation by any individual may result in appropriate disciplinary consequences, in the discretion of Chicago Fundamental, up to and including termination of employment.

It is the responsibility of each Supervised Person to:

•	Be thoroughly familiar with, and understand, the policies and procedures set forth in this Code of Ethics;

•
Notify the Compliance Officer immediately if you believe that you may have violated (or upon your becoming aware of any other Supervised Person’s violation of) the policies and procedures set forth in this Code of Ethics;

•	Notify the Compliance Officer promptly if you become aware of any practice that arguably involves a conflict of interest with any client;

•	Comply with the federal securities laws and all other applicable laws, regulations and rules governing Chicago Fundamental’s business, operations and the capital markets; and

•
Cooperate to the fullest extent with the Compliance Officer on matters relating to this Code of Ethics and the firm’s compliance responsibilities and policies and procedures generally, as requested or required.

To the extent practicable, Chicago Fundamental will protect the identity of a Supervised Person who reports a suspected violation of this Code of Ethics.  However, the firm remains responsible for satisfying the regulatory reporting, investigative and other obligations that may be necessary in connection with the reporting of a potential violation.  Retaliation against any Supervised Person who reports a violation of this Code of Ethics is strictly prohibited and will be cause for corrective action, up to and including dismissal.

Each Supervised Person will be provided a copy of this Code of Ethics and will be required to acknowledge receipt in writing in a form approved by the Compliance Officer at or prior to the time the individual becomes a Supervised Person and annually thereafter.  Chicago Fundamental may modify or amend this Code of Ethics and/or adopt interpretations or clarifications to the policies and procedures contained herein as it deems appropriate with the approval of the Compliance Officer.  All amendments to this Code of Ethics will be disseminated to all Supervised Persons and will require a written acknowledgment of receipt in a form approved by the Compliance Officer.  All interpretations and clarifications also will be disseminated to all Supervised Persons, either in writing or at a meeting of Supervised Persons.

III.           PERSONAL SECURITIES TRANSACTION POLICY

A.	Policy Statement on Personal Securities Transactions

Personal securities transactions potentially implicate a variety of ethical concerns, including front-running client trades, use of firm time, information and property for personal benefit and illegal use of material non-public information.  Moreover, Chicago Fundamental believes that personal trading has the potential to detract from a Supervised Person’s ability to perform job responsibilities.

Accordingly, it is Chicago Fundamental’s policy that Supervised Persons may not purchase or sell any Reportable Security for his or her Personal Account (as such terms are defined below) unless the Supervised Person has complied with this Personal Securities Transaction Policy.

It is the responsibility of each Supervised Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws.  Personal securities transactions in Reportable Securities may be effected only in accordance with the provisions of this Personal Securities Transaction Policy.

B.	Definitions

As used in this Personal Securities Transaction Policy:

1.
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

2.
“beneficial ownership” generally means ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

3.
“Personal Account” means any account in which a Supervised Person has any beneficial ownership and for which Reportable Securities (as defined below) may be purchased or sold.  For the avoidance of doubt, an account in which no securities or only Exempt Securities (as defined below) may be held or transacted (such as may be the case with certain 401k or similar retirement plan accounts or college savings plan accounts) will not be considered a Personal Account for purposes of this Personal Securities Transaction Policy for so long as only Exempt Securities may be held or transacted in such account.

4.
“Reportable Security” means a “security” as defined in section 202(a)(18) of the Advisers Act, and includes any derivatives, options, or forward contracts on any security or group or index of securities, but excluding any Exempt Security.  For the avoidance of doubt, securities indices, closed-end mutual funds and exchange-traded funds (ETFs) are considered “Reportable Securities” for purposes of this Personal Securities Transaction Policy.  Commodities, futures and options traded on a commodities exchange, including currency futures, are not considered securities and, accordingly, are not “Reportable Securities” hereunder.

5.	“Exempt Security” means:

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds registered under the Investment Company Act of 1940, as amended;

•	Shares issued by open-end mutual funds registered under the Investment Company Act of 1940, as amended; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds registered under the Investment Company Act of 1940, as amended.

6.
“Restricted Security” means any security that (1) a client owns or is in the process of buying or selling; (2) Chicago Fundamental is actively researching, analyzing or considering buying or selling for a client; or (3) is issued by an issuer on Chicago Fundamental’s “Restricted List” (as defined in the Insider Trading Policies and Procedures set forth in this Code of Ethics).

C.           Application

This Personal Securities Transaction Policy applies to all Personal Accounts beneficially owned by a Supervised Person.

A Personal Account is considered “beneficially owned” by a Supervised Person for purposes of this Personal Securities Transaction Policy if held in the Supervised Person’s name or generally to the extent maintained by or for the Supervised Person or:

•	The Supervised Person’s spouse (other than a legally separated or divorced spouse) and/or minor children;

•
Any family members who live in the Supervised Person’s household (such persons generally may include:  children, stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, in-laws, including adoptive relationships);

•
Any person to whom the Supervised Person provides primary financial support, and either (i) whose financial affairs the Supervised Person controls, or (ii) for whom the Supervised Person provides discretionary advisory services; and

•	Any partnership, corporation or other entity in which the Supervised Person has a 25% or greater beneficial interest, or in which the Supervised Person exercises effective control.

The following circumstances generally constitute “beneficial ownership” by a Supervised Person of securities held by a trust:

•	The Supervised Person owns a vested beneficial interest in the trust;

•	The Supervised Person acts as trustee for the trust where either the Supervised Person or members of his or her immediate family have a vested interest in the principal or income of the trust; or

•	The Supervised Person is a settler or grantor of the trust, unless the consent of all of the beneficiaries of the trust is required in order to revoke the trust.

Any report of a Supervised Person’s beneficial ownership of a security required under this policy shall not be construed as an admission that the Supervised Person has any direct or indirect beneficial ownership in the security to which the report relates.

D.           Pre-Clearance Procedures

Supervised Persons must have prior written approval from the Compliance Officer for each contemplated transaction in a Reportable Security for any Personal Account of such Supervised Person (including, without limitation (and as further specified below), initial public offerings (IPOs) and private placements of securities or investment opportunities of limited availability) before initiating the transaction.  Chicago Fundamental reserves the right to disapprove any proposed personal securities transaction for any reason, including, without limitation, if, in Chicago Fundamental’s view, such transaction would have the appearance of improper conduct, involve a Restricted Security or otherwise violate any other firm policy.  A proposed personal securities transaction involving a security that is a Restricted Security pursuant to clauses (1) or (2) of the definition thereof may, depending on the circumstances, be approved or disapproved by the Compliance Officer; however, a proposed personal securities transaction involving a security that is a Restricted Security pursuant to clause (3) of the definition thereof will not be approved under any circumstances.

To request pre-clearance, Supervised Persons must complete a Pre-Clearance Form in the form of Attachment A (or such other form or written communication as the Compliance Officer may approve from time to time) or may request pre-clearance via email containing information substantially similar in all material respects to that covered by the Pre-Clearance Form (or as otherwise permitted by the Compliance Officer).  All pre-clearance requests must be submitted to the Compliance Officer.  Pre-clearance requests generally should be submitted on a trading day, and those that are submitted on a non-trading day will not be addressed until the first trading day thereafter at the earliest.  While pre-clearance requests will be addressed as promptly as practicable, neither Chicago Fundamental nor the Compliance Officer can or will guaranty the timing of a response and, accordingly, makes no assurance that a specific request will be granted or denied within any particular time frame.

Once pre-clearance is granted, the Supervised Person may only transact in the approved security specifically in accordance with the terms of the approval until the earlier of (1) the end of the day on the trading day on which pre-clearance is granted, unless a different date or time is otherwise approved by the Compliance Officer under the circumstances, or (2) the revocation of the pre-clearance by the Compliance Officer for any reason.  If the Supervised Person wishes to transact in that security after the expiration of the approved trading window, the Supervised Person must again submit for and obtain pre-clearance.

No pre-clearance is required for transactions involving:  (1) Exempt Securities; (2) Reportable Securities comprising direct obligations of any state, city, county or municipal government within the United States; (3) Reportable Securities which are broad market securities indices, closed-end mutual funds or exchange traded funds (ETFs); or (4) Reportable Securities comprising direct obligations of the sovereign governments of Canada, Japan, France, Germany, Italy, Australia, New Zealand or the United Kingdom.

Securities owned or standing to the credit of a Supervised Person’s Personal Account at the time such individual becomes a Supervised Person do not require pre-clearance in order to remain to be held in such Personal Accounts, rather the pre-clearance requirements apply prospectively from the time such individual becomes a Supervised Person.  In addition, pre-clearance is not required for the following transactions in securities in or for the credit of a Supervised Person’s Personal Account due to their involuntary or non-volitional nature:

•
Purchases or sales of securities that are non-volitional on the part of the Supervised Person, such as purchases or sales that are made pursuant to a merger, tender offer, exercise of rights, stock splits, or similar corporate reorganization transactions which are applicable to the Supervised Person, in respect of the securities held in a Personal Account, as well as generally to other similarly situated security holders.  For the avoidance of doubt, the volitional act of electing to participate in a non-volitional tender offer or merger and/or selecting the consideration to be received (which may include securities) does not render the transaction volitional; however, Supervised Persons should be aware that the ability to purchase additional securities pursuant to a rights offering is considered volitional and will require pre-clearance, and that any securities received in a non-volitional transaction will be subject to this Personal Securities Transaction Policy.

•
Purchases or sales of securities pursuant to an Automatic Investment Plan (and Supervised Persons should be aware that any additional securities received will be subject to this Personal Securities Transaction Policy).

•
Transactions effected in, and the holdings of, any Personal Account over which a third party not under the direct or indirect influence or control of the Supervised Person exercises full investment discretion or control (such as may be the case with a “blind” investment trust, account managed on a fully-discretionary basis by an unaffiliated money manager or trust managed by a third party).  The Supervised Person must not have any direct or indirect influence, discretion or control over the account at any time, and may be required to represent to that fact in writing in a form satisfactory to the Compliance Officer.  For the avoidance of doubt, a Supervised Person’s right (1) to terminate any such “blind trust” or discretionarily-managed investment account, (2) to generally discuss such account with the third party asset manager thereof, and/or (3) to receive account statements will not render transactions in such account to require pre-clearance for purposes of this Personal Securities Transaction Policy; however, if at any point the Supervised Person provides input on, makes recommendations to or requires the third party asset manager to take certain actions regarding specific securities or account holdings, the Supervised Person must notify the Compliance Officer thereof and the account and all its holdings will immediately become subject to the pre-clearance requirements of this Personal Securities Transaction Policy.

E.           Special Provision Regarding Limited Offerings and IPOs

For the avoidance of doubt, and without limiting the pre-clearance requirements described above, no Supervised Person shall acquire, directly or indirectly, any beneficial ownership in any IPO, private placement of securities or investment opportunity of limited availability without, prior to such acquisition, (1) disclosing complete details of the proposed transaction to the Compliance Officer and providing such certifications as the Compliance Officer may require (including as to the nature and origin of the transaction, such as written certification that the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of clients of Chicago Fundamental), (2) submitting a Pre-Clearance Form to the Compliance Officer in accordance with the foregoing, and (3) obtaining the prior approval of the Compliance Officer, upon consultation with the firm’s principals.  In considering whether to approve such transaction, the Compliance Officer may consider whether any client may have any foreseeable interest in acquiring such security.

F.           Holding Period

Chicago Fundamental does not expect Supervised Persons to engage in frequent short-term trading in their Personal Accounts.  Accordingly, Supervised Persons are required to hold any security acquired for a Personal Account following the time such individual became a Supervised Person (or held in a Personal Account at the time such individual became a Supervised Person) for a period not less than 60 days.  This holding period requirement may be waived or reduced at the Compliance Officer’s discretion, but is unlikely to be waived or reduced absent extraordinary or compelling circumstances.

G.           Reporting

In order to provide Chicago Fundamental with information to enable it to determine compliance with this Personal Securities Transaction Policy with reasonable assurance, including, without limitation, to assist in identifying any indications of potential or actual scalping, front-running or the appearance of a conflict of interest with the firm’s clients, each Supervised Person must report all Personal Accounts and holdings/transactions in Reportable Securities to Chicago Fundamental on an initial and on a periodic basis, as described below.

1.           Initial Report

Supervised Persons are required to initially report all of their existing Personal Accounts and Reportable Securities holdings not later than 10 days after becoming a Supervised Person.  Personal Accounts are reported initially on Attachment B-1 and Reportable Securities holdings are reported initially on Attachment B-2.  The forms of these initial reports will be provided to a new Supervised Person at or around the time of the commencement of such Supervised Person’s employment with Chicago Fundamental, generally as part of the firm’s new employee orientation package.  In lieu of the initial Reportable Securities holdings report, a new Supervised Person may submit a recent brokerage or custodial account statement(s) (reflecting holdings as of a date not more than 45 days prior to the report date), but must supplement the statement(s) with any additional securities holdings not reflected thereon.

2.           New Account Notification

A Supervised Person is required to update the account information on file with Chicago Fundamental within three (3) days of establishing a new Personal Account or any change in the owner of a previously reported Personal Account or the account number or any transfer of an existing Personal Account to a new broker or custodian.  This update must be in writing and must include, as the case may be, the date the new Personal Account was established or the date of the applicable change to a previously reported Personal Account.

3.           Annual Report

Supervised Persons must annually provide a confirmation of existing Personal Accounts and a complete list of Reportable Securities holdings, in each case as of December 31st of each year.  The report must be provided on or before January 31st of the following year, unless a later date (but not later than 45 days following the end of the prior year) is permitted by the Compliance Officer.  Personal Accounts are reported annually on Attachment C-1 and Reportable Securities holdings are reported annually on Attachment C-2.  The forms of these annual reports will be provided to Supervised Persons as part of the firm’s annual compliance certification package, distributed in January of each calendar year.  In lieu of the annual Reportable Securities holdings report, a Supervised Person may submit one or more brokerage or custodial account statement(s) (reflecting holdings in such account as of December 31st), but must supplement the statement(s) with any additional holdings not reflected thereon.

4.           Quarterly Transaction Report

Except as provided below, all Supervised Persons must submit to the Compliance Officer a report of their securities transactions for the prior calendar quarter not later than 30 days following the end of each quarter.  The report must set forth each transaction in a Reportable Security in which the Supervised Person had any beneficial interest during the period covered by the report.  The report shall be made on the Quarterly Personal Securities Transaction Report in the form of Attachment D.

The quarterly report should contain at least the following information for each transaction in Reportable Securities during the period:  (a) the date of the transaction; (b) the title and (as applicable) exchange ticker symbol or CUSIP number; (c) the number of shares or, if applicable, the principal amount, interest rate and maturity date, of each security involved; (d) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (e) the price of the security at which the transaction was effected; (f) the name of the broker, dealer or bank with or through which the transaction was effected; and (g) the date that the report is submitted.  To the extent the details of any transaction are consistent with a related pre-clearance request submitted to, and approved by, the Compliance Officer during the applicable quarter, the Supervised Person may, in lieu of restating the terms of the transaction, refer in the quarterly report to such pre-clearance approval.

A Supervised Person generally will not be required to submit a Quarterly Personal Securities Transaction Report for a particular quarter to the extent that (a) the Supervised Person has authorized the Compliance Officer to receive duplicate copies of brokerage account statements as described below, and (b) the Supervised Person has not executed any transaction in the quarter that is not reflected on such account statements.

5.           Duplicate Account Statements

In lieu of furnishing Quarterly Personal Securities Transactions Reports as required above, a Supervised Person may authorize the Compliance Officer to receive duplicates of periodic account statements (provided not less frequently than quarterly) with respect to such Supervised Person’s Personal Account(s) by instructing each broker, dealer, bank or other custodian to send directly to the Compliance Officer such duplicates of periodic account statements as and when generated.  A form of authorization letter to each such bank, broker, dealer or other custodian, which may be used by a Supervised Person if necessary, is attached hereto as Attachment E.

H.           Review

The Compliance Officer will review all reports and duplicate account statements in respect of each Supervised Person for compliance with this Personal Securities Transaction Policy.  One of the firm’s principals will review all reports and duplicate account statements in respect of the Compliance Officer for compliance with this Personal Securities Transaction Policy.

Chicago Fundamental takes the potential for conflicts of interest caused by personal securities transactions very seriously.  As such, Supervised Persons are required to promptly report any violations or suspected violations of this Personal Securities Transaction Policy to the Compliance Officer.

IV.           INSIDER TRADING POLICY AND PROCEDURES

A.           Policy Statement on Insider Trading

CHICAGO FUNDAMENTAL STRICTLY PROHIBITS ANY SUPERVISED PERSON, EITHER PERSONALLY OR ON BEHALF OF OTHERS, INCLUDING CLIENTS MANAGED BY CHICAGO FUNDAMENTAL, FAMILY MEMBERS OR TRUSTS OR OTHER ENTITIES DIRECTLY OR INDIRECTLY CONTROLLED BY SUCH PERSONS, FROM TRADING ON MATERIAL NONPUBLIC INFORMATION, MISAPPROPRIATING MATERIAL NONPUBLIC INFORMATION OR COMMUNICATING MATERIAL NONPUBLIC INFORMATION TO OTHERS IN VIOLATION OF THE LAW.

This prohibited conduct is frequently referred to as “insider trading.”  This Insider Trading Policy and Procedures establishes procedures designed to prevent the improper and illegal use of material nonpublic information and extends to activities of Supervised Persons both within and outside their duties with the firm.  The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

The firm’s prohibition against insider trading applies to trading in any security, including, but not limited to, stocks, bonds and security-based swaps and other derivatives (such as warrants, options, futures and forwards) which reference securities, as well as commercial paper and government-issued securities.

It is critically important that a Supervised Person contact the Compliance Officer as soon as possible if the Supervised Person has any uncertainty over whether information in the Supervised Person’s possession constitutes material nonpublic information.

B.            General Legal Principles

While the law concerning insider trading is not static and is constantly evolving, it is generally understood that the law prohibits:

•	trading by an insider while in possession of material nonpublic information; or

•
trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

•	trading by a non-insider who obtained material nonpublic information through unlawful means, such as computer hacking; or

•	communicating material nonpublic information to others in breach of a duty (i.e., “tipping”).

The general elements of insider trading and the penalties for such unlawful conduct are briefly discussed below.  Supervised Persons should note that the following is not intended to be a complete discussion of the legal elements of insider trading and that the insider trading analysis is highly dependent on the specific facts and circumstances of each case.

1.             Who is an Insider?

The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, members of a creditors committee, and the employees of such organizations.  In addition, Chicago Fundamental may become a temporary insider of a company it advises or for which it performs other services.

Access or exposure to material nonpublic information could arise through or as a result of, among other sources, (1) sitting on an issuer’s board of directors or creditors’ committee, (2) conversations with industry consultants, suppliers, customers, former employees or competitors of an issuer, (3) personal relationships with connected individuals, or (4) a spouse’s employment by, or involvement with, an issuer.  Supervised Persons should consult with the Compliance Officer if there is any appearance that information received from any source may contain or constitute material nonpublic information.

2.             What is Material Information?

Trading on insider information is not a basis for liability unless the information is material.  “Material” information generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Many types of information may be considered material, including, but not limited to, information regarding: dividend changes, earnings estimates, asset write-downs, changes in previously released earnings estimates, significant corporate reorganization, merger or acquisition proposals or agreements, major litigation, research developments, new product/service announcements, liquidity problems, government investigations and indictments, labor disputes, bankruptcy/insolvency filings, recapitalization/share repurchase plans, and extraordinary management developments.

Information could be material because of its expected effect on all or a particular class of a company’s securities, the securities of another company, or the securities of several companies.  Material information does not have to relate to a company’s business.  For example, in Carpenter v. U.S., 18 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.             Contacts with Public Companies

Chicago Fundamental may make investment decisions on the basis of the firm’s conclusions formed through contacts with public company personnel and analysis of publicly-available information regarding foreign and U.S. companies.  Difficult legal issues arise, however, when, in the course of these contacts, a Supervised Person becomes aware of material nonpublic information about those companies.  This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors.  You should contact the Compliance Officer immediately if you believe that you may have received material nonpublic information about a company.

4.             Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons.  First, tender offer activity often produces gyrations in the price of the target company’s securities.  Trading during this time period is more likely to attract regulatory attention.  Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either.  Supervised Persons should contact the Compliance Officer immediately any time they become aware of nonpublic information relating to a tender offer.

5.             What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the marketplace through commonly recognized channels.  One must be able to point to some fact to show that the information is generally public.  In addition, there must be adequate time for the public to receive and digest the information.  Nonpublic information does not change to public information solely by selective dissemination.  For example, information found in a report filed with the SEC, or appearing in Bloomberg, Dow Jones, The Wall Street Journal or other publications of general circulation would be considered public.  Supervised Persons should contact the Compliance Officer with any questions regarding whether or not information is public.

6.             Basis for Liability

•
Fiduciary Duty Theory:   In 1980, the Supreme Court found that there is no general duty to disclose before trading on material, nonpublic information, but that such a duty arises only where there is a fiduciary relationship.  That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading.  Chiarella v. U.S., 445 U.S. 22 (1980).

In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants) or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders.

However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure.  The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

•
Misappropriation Theory:  Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material, nonpublic information that was stolen or misappropriated from any other person in breach of a duty owed to the source of the information, by defrauding such person of the exclusive use of such information.

In U.S. v. O’Hagan, 117 S. Ct. 2199 (1997), the Court found that an attorney defrauded his law firm and its client when he traded on knowledge of an imminent tender offer while representing the company planning to make the offer.  Rather than premising liability on a fiduciary relationship between the company insider and the attorney, the Court based misappropriation liability on fiduciary attorney’s deception of those who entrusted him with access to confidential information.  It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

7.             Penalties for Insider Trading

Mere allegations of insider trading by a Supervised Person can cause Chicago Fundamental to suffer significant reputational damage, specifically among its clients and underlying investors in its clients and in the investment community generally.  Recent examples involving hedge funds such as Galleon Group and Level Global reflect that insider trading allegations and prosecutions can very rapidly lead to the dissolution and unwind of the entire fund and the cessation of business, typically shortly after the allegations are made and well in advance of the institution of actual civil or criminal proceedings, if any.

Civil and criminal penalties for trading on or communicating, material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

•	civil injunctions;

•	disgorgement of profits;

•	jail sentences;

•	fines for the person who committed the violation of up to three times the gain or loss avoided, whether or not the person actually benefited; and

•
fines for the employer or other controlling person up to the greater of $1,000,000 or three times the amount of the profit gained (or loss avoided), if the employer either fails to maintain compliance procedures or fails to take appropriate steps to prevent the likely commission of acts constituting a violation.

In addition, any violation of this Insider Trading Policy, or even any allegation of a violation, by a Supervised Person can be expected to result in serious sanctions by Chicago Fundamental, up to and including dismissal of the Supervised Person(s) involved.

C.	Restricted List

Chicago Fundamental will keep and disseminate (generally via email and the firm’s intranet) to all Supervised Persons a “Restricted List” of issuers of securities as to which the firm believes it or any Supervised Person is in possession of material nonpublic information and, therefore, is prohibited from trading in such securities.

NEITHER CHICAGO FUNDAMENTAL NOR ANY SUPERVISED PERSON MAY EXECUTE ANY TRANSACTION OF ANY KIND (INCLUDING SHORT SALES) IN ANY SECURITIES OR SECURITY-BASED SWAPS OF ANY ISSUER ON THE “RESTRICTED LIST”.

The Compliance Officer will administer the “Restricted List” and any additions, deletions or other modifications to the “Restricted List” will be disseminated to all Supervised Persons, generally via firm-wide email.  Each Supervised Person, however, is responsible at all times for knowledge of the issuers on the “Restricted List”.  Each Supervised Person must immediately notify the Compliance Officer of any circumstance that may implicate an addition or change to the “Restricted List”.

Chicago Fundamental’s “Restricted List” is accessible via a click-thru link on the firm’s intranet and is also maintained in read-only form in the firm’s “Compliance” folder on its shared network drive.

Determinations with respect to any additions, deletions or other modifications to the “Restricted List” will be made by Chicago Fundamental’s General Counsel based on input from relevant sources, including, if deemed necessary or advisable, outside counsel, and in consultation with the firm’s senior management and the Compliance Officer.

D.	Procedures

The following procedures have been established to aid Supervised Persons in avoiding insider trading, and to aid Chicago Fundamental in preventing, detecting and imposing sanctions against insider trading.  Every Supervised Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  If you have any questions about these procedures, you should consult the Compliance Officer.

1.             Identifying Insider Information

Before trading for yourself and others, including clients managed by Chicago Fundamental, in the securities of a company, ask yourself the following questions:

•
Is the information material?  Is this information in your possession information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

•
Is the information nonpublic?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published by Bloomberg, Reuters, the Wall Street Journal or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

•	Report the matter immediately to your immediate supervisor and the Compliance Officer.

•	Do not purchase or sell the securities on behalf of yourself or others, including clients managed by Chicago Fundamental.

•	Do not discuss or communicate the information inside or outside Chicago Fundamental, other than to your immediate supervisor and the Compliance Officer.

After the Compliance Officer has reviewed the issue and consulted with the firm’s senior management, General Counsel and/or outside counsel (as appropriate), either (i) a determination will be made that the issuer will be added to Chicago Fundamental’s “Restricted List” referred to below and the firm and all Supervised Persons will be advised of, and subject to, the prohibitions against trading and communication pursuant to this Insider Trading Policy and Procedures, or (ii) a determination will be made that the firm and its Supervised Persons will be allowed to trade and communicate the information.

2.             Personal Securities Transactions

This Code of Ethics contains restrictions on the personal securities trading of Supervised Persons.  A personal securities transaction that may be permissible under the Personal Securities Transaction Policy contained in this Code of Ethics under other circumstances is nevertheless at all times subject to this Insider Trading Policy, and may be prohibited as a result.

3.             Research-Related Activities

In the course of conducting investment research, Supervised Person may engage in discussions with company personnel, industry experts or consultants, suppliers or competitors of a company, or other sources.  In any such discussions, a Supervised Person should disclose, where applicable, that Chicago Fundamental does not wish to receive any material nonpublic information about any issuer and should seek confirmation of that understanding with the information source.  It will be considered a violation of this Insider Trading Policy and Procedures for any Supervised Person to request, guide, coax or press a source of information to disclose material nonpublic information in circumstances where Chicago Fundamental has not taken steps to ensure that the issuer is on the “Restricted List” at or prior to the time of such disclosure.  Any agreement or arrangement with any third party industry consultant or expert (or a service provider that provides expert networking or aggregation services) proposed to be used by a Supervised Person and who will be compensated for such services (including payments to an expert network or consultant aggregation service provider) must be approved in advance by the Compliance Officer, upon consultation with the firm’s General Counsel.

4.             Use of Information-Sharing Workspaces

In its investment management activities, Chicago Fundamental may have the ability, at its election, to voluntarily choose to receive or not to receive material nonpublic information, such as through “public” vs. “private” election capabilities on certain electronic information-sharing workspaces, such as Intralinks,  Syndtrak and Debtdomain.  It is Chicago Fundamental’s policy that no Supervised Person may elect to receive “private” information on any such electronic information-sharing workspaces without (i) the express prior approval of the Supervised Person’s supervisor or the Compliance Officer, (ii) notifying the Compliance Officer in advance such that the firm’s “Restricted List” can be updated to include the applicable issuer(s), and (iii) confirming the addition of the applicable issuer(s) to the firm’s “Restricted List.”  The Compliance Officer may require additional requirements, limitations and procedures applicable to Supervised Persons in the use of or access to information-sharing workspaces generally or specifically as to any given workspace.

5.	Restricting Access to Material Nonpublic Information

To avoid inadvertent disclosure, information identified as material and nonpublic should be handled so that such information is secure.  For example, files containing material nonpublic information of issuers on the “Restricted List” should be maintained in a secure fashion and access to computer files containing material nonpublic information of issuers on the “Restricted List” should be restricted to internal personnel.

6.             Resolving Issues Concerning Insider Trading

Any doubt as to whether information is material or nonpublic, or any unresolved question as to the applicability or interpretation of this Insider Trading Policy, or as to the propriety of any action, or with respect to the “Restricted List”, should be discussed with the Compliance Officer before any trading on or communication of any such information.

V.           OTHER ACTIVITIES

A.	Service on Boards of Directors/Official Bankruptcy Committees

A Supervised Person may not serve as a director (or similar position), officer or as a member of an official bankruptcy committee of any company without Chicago Fundamental’s written approval.  Supervised Persons may also be requested, from time to time, by Chicago Fundamental to serve in such capacity.  In such circumstances, Chicago Fundamental will adopt policies to address such service.  Authorization will be based upon a determination that the service would not be inconsistent with the interest of any client account.  The foregoing does not prevent participation in the ordinary course of the firm’s business in an informal, or ad hoc, creditor, equity or other committee or group organized to protect the rights of that group.

B.	Outside Business Activities

Activities with businesses and organizations outside of Chicago Fundamental, including service with private companies or trusts or charitable organizations or other not-for-profit institutions, may raise conflicts of interest concerns, result in disclosure obligations or implicate other relevant regulatory issues.  Accordingly, Supervised Persons are required to advise the Compliance Officer and receive approval to engage in any outside activities that are not of a de minimis nature.  No Supervised Person that is a principal of or is employed by Chicago Fundamental may be employed by, or may consult for or provide services for compensation to, any person or entity other than Chicago Fundamental or its affiliates.

If a Supervised Person receives approval to engage in an outside business activity and subsequently becomes aware of a material conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the Compliance Officer.

Supervised Persons are prohibited from managing accounts for third parties who are not clients of Chicago Fundamental or serving as a trustee for any third party (other than a family or similar trust in an estate planning context) unless the Compliance Officer approves the arrangement.  The Compliance Officer may require the Supervised Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances.

C.            Diversion of Business/Investment Opportunity

No Supervised Person may participate in, acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with Chicago Fundamental and in which he or she knows, or reasonably should have known, that Chicago Fundamental might be expected to participate or have an interest, without disclosing in writing all necessary facts to the Compliance Officer and obtaining written authorization to participate from Chicago Fundamental.  The firm may condition its authorization on requirement that the opportunity be offered to clients of Chicago Fundamental to the extent permitted by such client’s investment program and otherwise deemed suitable for such client.

Any personal or family interest of a Supervised Person in any Chicago Fundamental business activity or transaction must be immediately disclosed to the firm.  For example, if a Supervised Person becomes aware that a transaction being considered or undertaken by Chicago Fundamental may benefit, either directly or indirectly, a Supervised Person or a family member thereof, that possibility should be disclosed to the Compliance Officer.  The foregoing does not apply to investments by Supervised Persons or their family members in any fund managed by Chicago Fundamental nor does it apply to personal securities transactions effected in accordance with the firm’s Personal Securities Transaction Policy contained in this Code of Ethics.

D.            Loans

No Supervised Person may borrow funds from or become indebted to, any person, business or company having business dealings or a relationship with Chicago Fundamental, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from Chicago Fundamental.  The foregoing does not apply to ordinary course margin lending in respect of brokerage accounts that have been reported to Chicago Fundamental in accordance with the firm’s Personal Securities Transaction Policy contained in this Code of Ethics.  No Supervised Person may use the Chicago Fundamental name, position in a particular market or goodwill to receive any benefit on loan transactions, other than as proof of employment and income.

E.            Dealings with Governmental and Regulatory Personnel

Chicago Fundamental prohibits payments of any kind by it, its Supervised Persons or any agent or other intermediary to any government official, self-regulatory organization official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter.  This policy covers all types of payments, even to minor government officials and industry regulators, for such purposes, regardless of whether the payment would be considered legal under the circumstances.

It is expected and required that all Supervised Persons fulfill their personal obligations to governmental and regulatory bodies.  Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Supervised Persons are required to cooperate fully with the firm in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against Chicago Fundamental.  Supervised Persons are expected, if requested, to provide Chicago Fundamental with reasonable assistance, including, but not limited to, meetings or consultation, document review, fact analysis and appearing or testifying as a witness, interviewee or otherwise.

F.            Involvement in Litigation or Proceedings; Liens and Judgments

Supervised Persons must advise the Compliance Officer immediately if they are arrested or charged with any criminal offense (excluding minor traffic violations) or they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

Supervised Persons also must advise the Compliance Officer promptly upon becoming subject to any bankruptcy or insolvency petition or any unsatisfied material judgment or lien that is not being contested in good faith.

G.           Gifts and Entertainment

It is Chicago Fundamental’s policy that Supervised Persons may generally give and receive gifts and entertainment, so long as such gifts and entertainment are not lavish or excessive, and do not give the appearance of being designed to influence the recipient.  However, under this Gifts and Entertainment policy, certain gifts and entertainment given or received by Supervised Persons require notification to and the approval of the Compliance Officer.  Supervised Persons should consult with the Compliance Officer if there is any question as to whether any particular gift or entertainment must be pre-cleared and/or reported in connection with this Gifts and Entertainment policy.

1.             Gifts

The giving and receiving by Supervised Persons of excessive gifts to or from persons or entities with whom Chicago Fundamental has (or is considering having) a business relationship may be viewed as an attempt to improperly influence the current or prospective business relationship.  Accordingly, a Supervised Person is prohibited from accepting limited investment opportunities, lavish gifts or other extravagant gratuities or using his or her position to obtain an item of value, favor or special accommodation from any person or company that does, or is seeking to do, business with Chicago Fundamental.  In addition, any gift greater than $250 in value which a Supervised Person receives from any person or company that does, or is seeking to do, business with either Chicago Fundamental or a private investment vehicle managed by Chicago Fundamental must be reported to the Compliance Officer.  Reasonable gifts (e.g. holiday gift baskets or lunches delivered to the firm’s office) received on behalf of Chicago Fundamental as a whole, a functional subset of the firm (such as the operations group), or individually if the individual gifts are substantially similar, will not require reporting.  Reasonable socially acceptable gifts (e.g., birthday, engagement, wedding, new baby or new job/role/promotion) given to any Supervised Person individually also are permitted without reporting.

Supervised Persons also are prohibited from giving gifts that may be deemed excessive and must obtain approval from the Compliance Officer to give gifts greater than $250 in value to any client, prospective client, investor in a client or person or entity with whom Chicago Fundamental does, or seeks to do, business.  Reasonable gifts (e.g. holiday gift baskets or lunches delivered to the firm’s office) and reasonable socially acceptable gifts (e.g. engagement, wedding, new baby or new job/role/promotion) given on behalf of Chicago Fundamental as a whole or a functional subset of the firm (such as the operations group) are permissible upon notice to, and the approval of, any of the firm’s principals.

Among other remedies, the Compliance Officer may require any gift received in violation of this policy be returned to the giver or that an expense be repaid by the recipient.

2.             Prohibited Gifts

No Supervised Person may give or accept any gift of cash or cash equivalents to or from a client, prospective client, investor in a client, or person or entity with whom Chicago Fundamental does, or seeks to do, business, without prior approval of the Compliance Officer.  A cash contribution to a charitable or not-for-profit organization given or received on behalf of Chicago Fundamental as a whole or a functional subset of the firm (such as the operations group) or individually if the individual amounts are substantially similar, will not be considered a prohibited cash gift (but will otherwise be subject to this Gifts and Entertainment policy).

With limited exceptions as may be approved by the Compliance Officer, gifts of any value to (a) stock exchange personnel, (b) federal or state regulatory personnel, (c) labor union officials, (d) ERISA fiduciaries, (e) representatives of the financial news media, or (f) any officer, employee, or other instrumentality (including a controlled company) of a foreign government, are strictly prohibited.

Supervised Persons must also be aware of Chicago Fundamental’s Political Contributions and Public Office Policy in connection with any proposed contribution or gift to certain political candidates, officers, parties or political action committees, and that certain political contributions by certain Supervised Persons are prohibited by the firm’s policy.

3.             Entertainment

The entertaining of Supervised Persons by persons or entities with whom Chicago Fundamental does or seeks to do business may also may be viewed as an attempt to improperly influence the current or prospective business relationship.  Supervised Persons generally may attend business meals, sporting events and other cultural or entertainment events, of reasonable value, at the expense of a giver, so long as (a) they are not so frequent or of such high value as to raise a question of impropriety, and (b) a representative of the entertaining party is present at the event.  If a representative of the entertaining party is not present at the event (other than due to unplanned or unforeseen circumstances) and the estimated cost or value of the Supervised Person’s portion of the entertainment is expected to be greater than $250, the Supervised Person must report his or her attendance to the Compliance Officer in writing.  In any circumstance, the Compliance Officer may require a Supervised Person not to attend a particular event or for Chicago Fundamental or the Supervised Person to bear some or all of the costs of participation.

Participation or attendance by one or more Supervised Persons in industry-related or charitable conferences, events, seminars or functions sponsored by (and generally at the expense of) service providers with whom Chicago Fundamental does or seeks to do business or investment industry-related associations is permitted without reporting, so long as such participation generally also is open to or involves the sponsor’s other clients or customers.

4.             Reporting

Any gifts and entertainment required to be approved by or otherwise reported to the Compliance Officer must be in writing pursuant to Attachment F (or such other form as the Compliance Officer may accept).  The Compliance Officer will maintain copies of all such reports.

H.             Rumors

Creating or passing false rumors with the intent to manipulate security prices or markets may violate applicable securities laws.  Such conduct is contradictory to this Code of Ethics, as well as the firm’s expectations regarding appropriate standards of business conduct applicable to Supervised Persons.  Accordingly, Supervised Persons are prohibited from knowingly disseminating or circulating false or misleading rumors or sensational information with the intent to manipulate market conditions or prices for one or more securities, sectors, or markets, or improperly influencing the investment decisions of any person or entity.  The foregoing is not intended to discourage or prohibit appropriate communications and the free-flow of information, including investment ideas and opinions regarding specific companies, securities, sectors and markets, between or among Supervised Persons and other market participants and trading counterparties.  Supervised Persons should consult with the Compliance Officer if there is any question about the appropriateness of any communications.

I.             Other Conflicts of Interest

While this Code of Ethics has been designed by Chicago Fundamental to identify and address situations which may involve a conflict of interest between the firm and/or a Supervised Person and the firm’s current or prospective clients, no Code of Ethics can anticipate every potential conflict that may arise, particularly since the firm’s business is dynamic and the environment in which it operates is constantly changing and evolving.  It is important for the firm to respond appropriately to conflicts of interest.  Accordingly, Supervised Persons must use good judgment in identifying and responding appropriately to material conflicts of interest, whether actual or apparent, that may not be expressly covered or identified in this Code of Ethics.  If a Supervised Person believes that a material conflict of interest has not been identified or appropriately addressed in this Code of Ethics, the Supervised Person should promptly bring the issue to the attention of the Compliance Officer.

J.             Prior Employers

Supervised Persons are expected to satisfy all other obligations owed to any prior employer.  Supervised Persons should discuss any concerns regarding their prior employment with the Compliance Officer. Such concerns may include, but are not limited to, possession of material non-public information from a prior employer, a non-solicitation and/or non-compete clause in a previous employment agreement, and any political contributions made by the Supervised Person prior to becoming a Supervised Person.

VI.           RECORDKEEPING

The Compliance Officer will maintain copies of this Code of Ethics, written acknowledgments and certifications of Supervised Persons, and all reports of Supervised Persons provided pursuant to the terms of this Code of Ethics (including Personal Account and holdings reports, periodic account statements and copies of all pre-clearance forms), records of violations and actions taken as a result of violations, acknowledgments and other memoranda relating to the administration of this Code of Ethics and other required books and records in accordance with the firm’s Books and Records Retention Policy and Procedures.

VII.          OVERSIGHT OF CODE OF ETHICS

A.	Acknowledgment

The Compliance Officer will annually distribute a copy of this Code of Ethics to all Supervised Persons.  The Compliance Officer will also distribute promptly all amendments to this Code of Ethics.  All Covered Persons are required annually to acknowledge in writing their receipt of and compliance with this Code of Ethics, as amended or modified, in the form of Attachment G.

B.	Disciplinary Action

Chicago Fundamental, at its discretion, will consider reports made under this Code of Ethics and, upon determining that a violation of this Code of Ethics has occurred, may impose such disciplinary action, sanctions or remedial action on a Supervised Person as it deems appropriate or to the extent required by law.  These actions may include, among other things, reversal or suspension of personal securities transactions, disgorgement of profits, reimbursement of gifts or entertainment expenses, warnings, suspension or termination of employment, criminal or civil referrals to the SEC or appropriate law enforcement or regulatory bodies, and/or other penalties (or any combination thereof).  Violations of this Code of Ethics, or the other policies and procedures set forth in the Manual, may also subject a Supervised Person to civil, regulatory or criminal sanctions.  No Supervised Person will determine whether he or she committed a violation of the Code of Ethics, or impose any sanction against himself or herself.  All sanctions and other actions taken will be in accordance with applicable employment laws and regulations.

C.	Authority to Exempt Transactions

The Compliance Officer has the authority to exempt any Supervised Person or any personal securities transaction of a Supervised Person from any or all of the provisions of this Code of Ethics if the Compliance Officer determines that such exemption would not be contrary to any interests of a client and is in accordance with applicable law (including laws governing trading on insider information).  The Compliance Officer will prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

D.	Firm Brochure Disclosure

The Compliance Officer will ensure that Chicago Fundamental’s firm brochure describes this Code of Ethics in accordance with the requirements of Form ADV, Part 2A.

VIII.         CONFIDENTIALITY

All reports of Personal Accounts and personal securities transactions and any other information reported or filed by Supervised Persons pursuant to this Code of Ethics will be treated as confidential to the extent permitted by law.  Notwithstanding the foregoing, all reports, including, but not limited to, reports of Personal Accounts and personal securities transactions, provided or prepared under this Code of Ethics may be provided or made available to representatives of the SEC or other regulatory personnel in connection with any examination of Chicago Fundamental under the Advisers Act or other applicable law or regulations.

IX.           ADMINISTRATION

The Compliance Officer will be responsible for administering this Code of Ethics.  All questions regarding this Code of Ethics and the policies and procedures established herein should be directed to the Compliance Officer.

ATTACHMENT A

PRE-CLEARANCE FORM

TRANSACTION IN REPORTABLE SECURITIES FOR PERSONAL ACCOUNT

For CFIP Use Only
Employee Name:____________________________________
☐ Approved ☐ Not Approved
Issuer:____________________________________________
By:
Ticker:____________________________________________

Equity:	Common ☐ Preferred ☐	Must be signed by Chief Compliance Officer

	Number of shares:_____________________	Date:

Debt:	Description:_________________________

Interest rate:_________________________

Maturity date:________________________

Transaction Type: Purchase ☐ Sale ☐ Short Sale ☐

Estimated Trade Date:__________________________

Estimated Price:_______________________________

Personal Account (if more than one):______________________________

Is the issuer on the “Restricted List”?		Y ☐ N ☐

Is the investment an initial public offering?		Y ☐ N ☐

Is the investment a private placement or opportunity of limited availability?		Y ☐ N ☐

I represent that the information contained in this Pre-Clearance Form is accurate and complete and that my trading in this investment is not based on any material nonpublic information and is in compliance with Chicago Fundamental’s Personal Securities Transaction Policy and Code of Ethics.

Signature	Date

ATTACHMENT B-1

Initial Report
Securities Brokerage Accounts

Employee:           ___________________________________________________________________
(PRINT NAME)

Information submitted
current as of:                    __________________________, 20____

In accordance with Chicago Fundamental’s Personal Securities Transaction Policy contained in the firm’s Code of Ethics, I hereby certify that the following is a true and complete list of all securities brokerage accounts maintained with any broker, dealer or bank at which any securities are maintained in which I have direct or indirect beneficial ownership, and that the following fully discloses all of such accounts:

Broker-Dealer/Custodian	Account Title/Owner	Is Account Managed by a Third-Party?	Account Number
Y ☐ N ☐
Y ☐ N ☐
Y ☐ N ☐
Y ☐ N ☐
Y ☐ N ☐
Y ☐ N ☐
Use additional signed sheets as necessary.

Signature	Date

For CFIP Use Only

Reviewed By:________________________

Date:______________________________

Exception(s) noted: ☐ Yes ☐ No

If Yes, describe:_____________________

ATTACHMENT B-2

 Initial Report
Securities Holdings

Employee:        ___________________________________________________________________
(PRINT NAME)

Information submitted
current as of:                    __________________________, 20____

In accordance with Chicago Fundamental’s Personal Securities Transaction Policy contained in the firm’s Code of Ethics, I hereby certify that the following is a true and complete list of all Reportable Securities in which I have direct or indirect beneficial ownership, whether held by broker-dealers, banks or other custodians, at your home, in safe deposit boxes, by an issuer or otherwise.

Title of Security (i.e. ticker/CUSIP)	Type (E)/(FI)	Amount (i.e. # of shares/principal amount)	Account Held (use “Personal” if not in an account)

Use additional signed sheets as necessary.

To the extent Reportable Securities are held in any account with a broker-dealer, bank or other custodian, you may satisfy this report by referencing and providing your most recent statement for each such account, otherwise you must list the Reportable Securities above.

Nothing in this report should be construed as an admission that I have any direct or indirect beneficial ownership in any security to which the report relates.

Signature	Date

For CFIP Use Only

Reviewed By:________________________

Date:______________________________

Exception(s) noted: ☐ Yes ☐ No

If Yes, describe:_____________________

ATTACHMENT C-1

Annual Report
Securities Brokerage Accounts

Employee:     ___________________________________________________________________
(PRINT NAME)

Information submitted
current as of:                    December 31, 20____

In accordance with Chicago Fundamental’s Personal Securities Transaction Policy contained in the firm’s Code of Ethics, I hereby certify that the following is a true and complete list of all securities brokerage accounts maintained with any broker, dealer or bank at which any securities are maintained in which I have direct or indirect beneficial ownership, and that the following fully discloses all of such accounts:

Broker-Dealer/Custodian	Account Title/Owner	Is Account Managed by a Third-Party?	Account Number
Y □ N □
Y □ N □
Y □ N □
Y □ N □
Y □ N □
Y □ N □
Use additional signed sheets as necessary.

Signature	Date

For CFIP Use Only

Reviewed By:________________________

Date:______________________________

Exception(s) noted: ☐ Yes ☐ No

If Yes, describe:_____________________

ATTACHMENT C-2

Annual Report
Securities Holdings

Employee:     ___________________________________________________________________
(PRINT NAME)

Information submitted
current as of:                    December 31, 20____

In accordance with Chicago Fundamental’s Personal Securities Transaction Policy contained in the firm’s Code of Ethics, I hereby certify that the following is a true and complete list of all Reportable Securities in which I have direct or indirect beneficial ownership, whether held by broker, dealers, banks and other custodians, at your home, in safe deposit boxes, by an issuer or otherwise.

Title of Security (i.e. ticker/CUSIP)	Type (E)/(FI)	Amount (i.e. # of shares/principal amount)	Account Held (use “Personal” if not in an account)

Use additional signed sheets as necessary.

To the extent Reportable Securities are held in any account with a broker-dealer, bank or other custodian, you may satisfy this report by referencing and providing your most recent statement for each such account, otherwise you must list the Reportable Securities above.

Nothing in this report should be construed as an admission that I have any direct or indirect beneficial ownership in any security to which the report relates.

Signature	Date

For CFIP Use Only

Reviewed By:________________________

Date:______________________________

Exception(s) noted: ☐ Yes ☐ No

If Yes, describe:_____________________

ATTACHMENT D

Quarterly Transaction Report

Employee Name:_____________________________

For Quarter Ended:__________________________

In accordance with Chicago Fundamental’s Code of Ethics, please provide a list of all Reportable Securities transactions that have occurred during the previous calendar quarter in any Personal Account.

Security Name	Type (E/FI)	Ticker or CUSIP	# of Shares/ Principal Amt	Buy/ Sell	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

I certify that I have reported on this Quarterly Transaction Report all transactions in Reportable Securities (as defined in the Code of Ethics) in which I had direct or indirect beneficial ownership during the period covered by this Quarterly Transaction Report as set forth above.

Signed:_________________________________________________                                                                                                                                                     Date:____________________________, 20_____

TO BE FURNISHED WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER.
USE ADDITIONAL SHEETS IF NECESSARY.

ATTACHMENT E

Form of Broker Authorization Letter

(Duplicate Account Statements)

<DATE>

<NAME OF BROKER>
<ADDRESS>
<CITY, STATE ZIP>

Re:           Account No.:                _______________________________

Account Name:             _______________________________

To Whom It May Concern:

Commencing on the date hereof, please send to the below address a duplicate confirmation of each transaction in the above-referenced account and all brokerage account statements for the above-referenced account.

Please deliver copies of all such confirmations and account statements to the attention of the following:

Chicago Fundamental Investment Partners, LLC
Attn:   Chief Compliance Officer
71 South Wacker Drive, Suite 3495
Chicago, IL  60606

If such confirmation and account statements are generated and distributed electronically, such duplicate copies should be sent via electronic mail to Compliance@cfipartners.com.

If you have any questions or concerns, please feel free to contact the undersigned at (312) 416-4208.

Thank you for your immediate attention to this matter.

Sincerely,

<ACCOUNT HOLDER>

ATTACHMENT F

GIFTS AND ENTERTAINMENT REPORT

Employee:        ___________________________________________________________________
(PRINT NAME)

I           □  GAVE   or        □  RECEIVED       □  GIFT     or      □  ENTERTAINMENT.

Describe the gift or entertainment:  _________________________________________________________

____________________________________________________________________________________

Approximate value: $_____________________

Third-party giver or recipient: _____________________________________________________________

Describe any known relationship between the third-party giver or recipient and any public issuer or government entity: _____________________________________________________________________

Describe the relationship between the third party and yourself and/or Chicago Fundamental: _____________

____________________________________________________________________________________

Confirm by checking this box □ that the recipient is not any of the following:  (a) a stock exchange representative, (b) a federal or state regulatory representative, (c) a labor union official, (d) an ERISA fiduciary, (e) a representative of the financial news media, or (f) an officer, employee, or other instrumentality (including a controlled company) of a foreign government.

Signature	Date

For CFIP Use Only

Reviewed By:________________________

Date:______________________________

Exception(s) noted: ☐ Yes ☐ No

If Yes, describe:_____________________

ATTACHMENT G

FORM OF CODE OF ETHICS RECEIPT AND ACKNOWLEDGMENT

Code of Ethics

Receipt and Acknowledgment

I, ___________________________________ (print name), hereby certify and confirm to Chicago Fundamental Investment Partners, LLC (the “Company”) that I have received a copy of the Company’s Code of Ethics, including therein certain policies and procedures, as adopted by the Company (the “Code of Ethics”).

I recognize that such policies and procedures apply to me and I agree to comply with, abide by and conform to in all respects each of such policies, procedures and guidelines as described in the Code of Ethics.  [FOR OTHER THAN INITIAL CERTIFICATION:  I confirm that I have complied with the Code of Ethics since the date of my last certification.]  I have had the opportunity to address any questions I may have regarding the contents of the Code of Ethics or my responsibilities thereunder to the Company’s Chief Compliance Officer.

Signature: ______________________________________________________	Date: _________________________, 20 ______